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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: April 23, 1999
                        (Date of earliest event reported)



                              UNIVERSAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



          Virginia                        1-652                   54-0414210
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


           1501 North Hamilton Street
               Richmond, Virginia                            23230
    (Address of Principal Executive Offices)              (Zip Code)


               Registrant's telephone number, including area code:
                                 (804) 359-9311


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Item 5.      Other Events.

         Change in Transfer Agent. Effective April 23, 1999, Wachovia Bank, N.A. ("Wachovia") has withdrawn as Transfer Agent, Registrar, Dividend Paying Agent and Automatic Dividend Reinvestment Plan Administrator for Universal Corporation (the "Company"). By an agreement effective as of April 23, 1999, the Company has appointed Norwest Bank Minnesota, N.A. ("Norwest") to serve as the Company's Transfer Agent, Registrar, Dividend Disbursing Agent and Automatic Dividend Reinvestment Plan Administrator.

         Amendment to Rights Agreement. In connection with the withdrawal by Wachovia as the Company's Transfer Agent, Registrar, Dividend Paying Agent and Automatic Dividend Reinvestment Plan Administrator, the Company, Wachovia and Norwest have entered into a First Amendment, dated as of April 23, 1999 (the "First Amendment"), to the Rights Agreement dated as of December 3, 1998 (the "Rights Agreement") between the Company and Wachovia, as Rights Agent. Pursuant to the First Amendment, Wachovia has withdrawn as Rights Agent and the Company has appointed Norwest to serve as a successor to the Rights Agent under the Rights Agreement. The First Amendment is attached hereto as an exhibit and is incorporated herein by reference.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)    Exhibits.

             No.            Description

             4.1 First Amendment to the Rights Agreement, dated as of April 23, 1999, between the Company, Wachovia Bank, N.A., as Rights Agent, and Norwest Bank Minnesota, N.A., as Successor Rights Agent.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               UNIVERSAL CORPORATION
                               (Registrant)



Date:  May 7, 1999             By: /s/ James M. White, III
                                   ---------------------------------------------
                                   James M. White, III
                                   Vice President, General Counsel and Secretary






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                                  Exhibit Index
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Exhibit
Number              Document
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4.1                 First Amendment to the Rights  Agreement,  dated as of April
                    23,  1999,  between the Company,  Wachovia  Bank,  N.A.,  as
                    Rights Agent, and Norwest Bank Minnesota, N.A., as Successor
                    Rights Agent.